                                                                  EXHIBIT 10.11

                                ADDENDUM TO THE
              MASTER LEASE AGREEMENT DATED AS OF SEPTEMBER 9, 1998
                       BETWEEN INTRAWARE, INC., AS LESSEE
                          AND COMDISCO, INC., AS LESSOR

   The undersigned hereby agree that the terms and conditions of the above-referenced Master Lease Agreement are hereby modified and amended as follows:

     1)   SECTION 4.2    "WARRANTY AND DISCLAIMER OF WARRANTIES."

          First Sentence, line 2, delete the words "Lessee is not in default" and insert "no Event of Default has occurred and is continuing, neither Lessor nor any person or entity claiming by or through Lessor".

     2)   SECTION 5.1    "TITLE."

          Delete the first sentence in its entirety and replace with: "Lessee shall have no right, title or interest in the Equipment except as set forth in this Master Lease or in any Schedule."

          Third Sentence, line 3, after the words "caused by Lessor", insert "or parties claiming by or through Lessor".

     3)   SECTION 5.3    "ASSIGNMENT BY LESSOR."

          In Paragraph (a), second sentence, lines 3 and 4, delete the words "Lessee is not in default and the Secured Party continues to receive all Rent payable under the Schedule." and replace with "no Event of Default has occurred and is continuing".

          In Paragraph (b), insert the following clause at the beginning thereof: "Upon written notice from Lessor,".

     4)   SECTION 6.1    "NET LEASE."

          At the end of second sentence insert the following, ";provided, however, that Lessee's ability to bring suit against Lessor for breach of this Master Lease shall not be affected by this Section 6.1.".

     5)   SECTION 6.2    "TAXES AND FEES."

          First Sentence, line 3 delete "accrued for or arising" and replace with "attributable to periods".

     6)   SECTION 7.1    "CARE, USE AND MAINTENANCE; INSPECTION BY LESSOR."

          Delete the fourth sentence in its entirety and replace with: "With Lessor's prior written consent, Lessee may have the Equipment maintained by a party other than the manufacturer. Lessor approves Lessee as such maintenance contractor.".

     7)   SECTION 8   "REPRESENTATIONS AND WARRANTIES OF LESSEE."

          Paragraph (f) insert the following at the end thereof: ", except where the failure to do so would not reasonably be expected to have a material adverse effect.".

     8)   SECTION 9   "DELIVERY AND RETURN OF EQUIPMENT."

          Second sentence, line 3, after the words "to Lessor's" insert the word "reasonable".

          Fourth sentence, line 1, after the words "under Section 2" insert ",subject to Lessee's security requirements,".

          Insert the following sentence at the end of Section 9: "All such demonstrations will be conducted in such manner as to minimize any interference with Lessee's operations.".

     9)   SECTION 11   "INDEMNITY."

          Second sentence, in line 3, after the words "negligent acts" insert "or willful conduct".

     10)  SECTION 13.1   "DEFAULT."

          Paragraph (c), insert the following at the end thereof: "(and any such involuntary event has not been dismissed or vacated within 30 days)".

     11)  SECTION 13.2   "REMEDIES."

          Paragraph (c), line 5, delete "6%" and insert "U.S. Treasury Notes of comparable maturity to the remaining term of the defaulted Schedule".

     12)  SECTION 13.3   "MITIGATION."

          Paragraph (b), lines 2 and 3, delete "3 percent (3%) over the U.S. Treasury Notes of comparable maturity to the term of" and insert, "the same interest rate implicit in".

     13)  SECTION 14.1   "BOARD ATTENDANCE"

          Delete this section in its entirety.

     14)  SECTION 14.3   "OBLIGATION TO LEASE ADDITIONAL EQUIPMENT."

          In line 3, delete "Lessee is in default" and replace with "an Event of Default has occurred or is continuing".

          In line 6 after the words "material indebtedness" insert "for borrowed money in an amount in excess of $75,000".

     15)  SECTION 14.4   "MERGER AND SALE PROVISIONS."

          In line 2, delete "sixty (60)" and replace with "twenty (20)".

     16)  SECTION 14.6   "NO WAIVER."

          First sentence, insert the following at the beginning thereof:
          "Except for a written waiver,".

     17)  SECTION 14.7   "BINDING NATURE."

          Second sentence, insert the following at the end thereof: "EXCEPT IN ACCORDANCE WITH SECTION 14.4.".

     18)  SECTION 14.9   "NOTICES."

          Line 3, delete "three (3)" and insert "five (5)"; delete "postage prepaid by regular or air mail" and insert "certified mail, return receipt requested".

     19)  SECTION 14.13   "LICENSED PRODUCTS."

          After the first sentence insert: "To the extent that Lessor, by reason of its ownership of the Equipment, holds any license to a Licensed Product, Lessor shall obtain the right for Lessee to use any such Licensed Product for the duration of the lease term.".

          Third sentence, line 2, after the word "owner" insert "of such Licensed Product".

     20)  SECTION 14.18   "DEFINITIONS."

          "Delivery Date" revise the word "Inventory" to read "inventory".

          "Like Equipment" delete the words "of the same model, type, configuration, and manufacture as Equipment." and replace with "of the same manufacture and of a type, model and feature configuration having a capability and value equal to or greater than the Equipment being replaced.".

     Except as amended hereby, all other terms and conditions of the Master Lease Agreement remain in full force and effect.

     INTRAWARE, INC.                           COMDISCO, INC.
     as Lessee                                 as Lessor

     By:       /s/ Donald M. Freed             By:       /s/ James P. Labe
               -----------------------------             ---------------------
     Title:    Executive Vice President        Title:    President, Comdisco
                and Chief Financial Officer               Ventures Division
               -----------------------------             ---------------------
     Date:        9/10/98                      Date:        9/11/98
               -----------------------------             ---------------------

                            EQUIPMENT SCHEDULE VL-1
                         DATED AS OF SEPTEMBER 9, 1998
                           TO MASTER LEASE AGREEMENT
              DATED AS OF SEPTEMBER 9, 1998 (THE "MASTER LEASE")


LESSEE:   INTRAWARE, INC.                  LESSOR: COMDISCO, INC.

ADMIN. CONTACT/PHONE NO.:                  ADDRESS FOR ALL NOTICES:
-------------------------                  ------------------------
Name: Don Freed, CFO                       6111 North River Road
Phone: (925) 253-4545                      Rosemont, Illinois 60018
Fax: (925) 253-4599                        Attn.: Venture Group


Address for Notices:
--------------------
25 Orinda Way
Orinda, CA 94563


Central Billing Location:                  Rent Interval: Monthly
-------------------------                  --------------
same as above


Attn.:

Lessee Reference No.: ________
      (24 digits maximum)

Location of Equipment:                     Initial Term:              48 months
----------------------                     -------------
VARIOUS                                    (Number of Rent Intervals)


                                           Lease Rate Factor:         2.381%
                                           ------------------
Attn.:

EQUIPMENT (as defined below):              Advance:                   $11,905.00
                                           --------






Equipment specifically approved by Lessor, which shall be delivered to and accepted by Lessee during the period September 9, 1998 through March 9, 2000 ("Equipment Delivery Period"), for which Lessor receives vendor invoices approved for payment, up to an aggregate purchase price of $500,000.00 ("Commitment Amount"); excluding custom use equipment, leasehold improvements, installation costs and delivery costs, rolling stock, special tooling, "stand-alone" software, application software bundled into computer hardware, hand held items, molds and fungible items.

1.  EQUIPMENT PURCHASE

    This Schedule contemplates Lessor's acquisition of Equipment for lease to Lessee, either by one of the first three categories listed below or by providing Lessee with Equipment from the fourth category, in an aggregate value up to the Commitment Amount referred to on the face of this Schedule. If the Equipment acquired is of category (i), (ii), (iii) below, the effectiveness of the Schedule as it relates to those items of Equipment is contingent upon Lessee's acknowledgment at the time Lessor acquires the Equipment that Lessee has either received or approved the relevant purchase documentation between vendor and Lessor for that Equipment.

    (i) NEW ON-ORDER EQUIPMENT. Lessor will purchase new Equipment which is obtained from a vendor by Lessee for its use subject to Lessor's prior approval of the Equipment.

    (ii) SALE-LEASEBACK EQUIPMENT. Any in-place Equipment installed at Lessee's site and to which Lessee has clear title and ownership may be considered by Lessor for inclusion under this Lease (the "Sale-Leaseback Transaction"). Any request for a Sale-Leaseback Transaction must be submitted to Lessor in writing (along with accompanying evidence of Lessee's Equipment ownership satisfactory to Lessor for all Equipment submitted) no later than October 9, 1998*. Lessor will not perform a Sale-Leaseback Transaction for any request or accompanying Equipment ownership documents which arrive after the date marked above by an asterisk (*). Further, any sale-leaseback Equipment will be placed on lease subject to:
          (1) Lessor prior approval of the Equipment; and (2) if approved, at Lessor's actual net appraised Equipment value pursuant to the schedule below:

          ORIGINAL EQUIPMENT INVOICE          PERCENT OF ORIGINAL MANUFACTURER'S
                     DATE                     NET EQUIPMENT COST PAID BY LESSOR
          --------------------------          ----------------------------------
          Between 6/11/98 and 9/9/98                          100%
          Between 4/11/98 and 6/10/98                          80%
          Between 1/9/98 and 4/10/98                           70%

Lessee represents that it has paid all California sales tax due on the cost of that portion of Equipment to be installed in California and agrees to provide evidence of such payment to Lessor, if specifically requested. As a result of the election, Lessor agrees that it will not invoice Lessee for use tax on the monthly rental rate. Lessee understands that this is an irrevocable election to measure the tax by the Equipment Cost and cannot be changed except prior to installation of the Equipment.

    (iii) USED ON-ORDER EQUIPMENT. Lessor will purchase used Equipment which is obtained from a third party by Lessee for its use subject to Lessor's prior approval of the Equipment and at Lessor's appraised value for such used Equipment.

    (iv) 800 NUMBER EQUIPMENT. Upon Lessee's use of Comdisco's 1-800 Direct Service, Lessor will purchase new or used Equipment from a third party or Lessor will supply new or used Equipment from its inventory for use by Lessee at rates provided by Lessor.

2.  COMMENCEMENT DATE

    The Commencement Date for each item of new on-order or used on-order Equipment will be the install date as confirmed in writing by Lessee as set forth on the vendor invoice of which a facsimile transmission will constitute an original document. The Commencement Date for sale-leaseback Equipment shall be the date Lessor tenders the purchase price. The Commencement Date for 800 Number Equipment shall be fifteen (15) days from the ship date, such ship date to be set forth on the vendor invoice or if unavailable on the vendor invoice the ship date will be determined by Lessor upon other supporting shipping documentation Lessor will summarize all approved invoices, purchase documentation and evidence of delivery, as applicable, received in the same calendar month into a Summary Equipment Schedule in the form attached to this Schedule as Exhibit 1, and the Initial Term will begin the first day of the calendar month thereafter. Each Summary Equipment Schedule will contain the Equipment location description, serial number(s) and cost and will incorporate the terms and conditions of the Master Lease and this Schedule and will constitute a separate lease.

3.   OPTION TO EXTEND

     So long as no Event of Default has occurred and is continuing hereunder, and upon written notice no earlier than twelve (12) months and no later than ninety (90) days prior to the expiration of the Initial Term of a Summary Equipment Schedule, Lessee will have the right to extend the Initial Term of such Summary Equipment Schedule for a period of one (1) year. In such event, the rent to be paid during said extended period shall be mutually agreed upon and if the parties cannot mutually agree, then the Summary Equipment Schedule shall continue in full force and effect pursuant to the existing terms and conditions until terminated in accordance with its terms. The Summary Equipment Schedule will continue in effect following said extended period until terminated by either party upon not less than ninety (90) days prior written notice, which notice shall be effective as of the date of receipt.

4.   PURCHASE OPTION

     So long as no Event of Default has occurred and is continuing hereunder, and upon written notice no earlier than twelve (12) months and no later than ninety (90) days prior to the expiration of the Initial Term or the extended term of the applicable Summary Equipment Schedule, Lessee will have the option at the expiration of the Initial Term of Summary Equipment Schedule to purchase all, but not less than all, of the Equipment listed therein for a purchase price not to exceed 12.5% of the Equipment cost and upon terms and conditions to be mutually agreed upon by the parties following Lessee's written notice, plus any taxes applicable at time of purchase. Said purchase price shall be paid to Lessor at least thirty (30) days before the expiration date of the Initial Term or extended term. Title to the Equipment shall automatically pass to Lessee upon payment in full of the purchase price but, in no event earlier than the expiration of the fixed Initial Term or extended term, if applicable. If the parties are unable to agree on the purchase price or terms and conditions with respect to said purchase, then the Summary Equipment Schedule with respect to this Equipment shall remain in full force and effect. Notwithstanding the exercise by Lessee of this option and payment of the purchase price, until all obligations under the applicable Summary Equipment Schedule have been fulfilled, it is agreed and understood that Lessor shall retain a purchase money security interest in the Equipment listed therein and the Summary Equipment Schedule shall constitute a Security Agreement under the Uniform Commercial Code of the state in which the Equipment is located.

5.   SPECIAL TERMS

     The terms and conditions of the Lease as they pertain to this Schedule are hereby modified and amended as follows:

Master Lease: This Schedule is issued pursuant to the Lease identified on page 1 of this Schedule. All of the terms and condition of the Lease are incorporated in and made a part of this Schedule as if they were expressly set forth in this Schedule. The parties hereby reaffirm all of the terms and conditions of the Lease (including, without limitation, the representations and warranties set forth in Section 8) except as modified herein by this Schedule. This Schedule may not be amended or rescinded except by a writing signed by both parties.

     INTRAWARE, INC.                    COMDISCO, INC.
     AS LESSEE                          AS LESSOR

     By: /s/ Donald M. Freed            By:         /s/ James P. Labe
         ------------------------           --------------------------------
                                                      JAMES P. LABE

                                                         PRESIDENT
     Title:       EVP/CFO               Title:  COMDISCO VENTURES DIVISION
            ---------------------              -----------------------------

     Date:       9/10/98                Date:           SEP 11 1998
           ----------------------             ------------------------------

                                 EXHIBIT 1

                        SUMMARY EQUIPMENT SCHEDULE

     This Summary Equipment Schedule dated XXXX is executed pursuant to Equipment Schedule No. X to the Master Lease Agreement dated XXXX between Comdisco, Inc. ("Lessor") and XXXX ("Lessee"). All of the terms, conditions, representations and warranties of the Master Lease Agreement and Equipment Schedule No. X are incorporated herein and made a part hereof, and this Summary Equipment Schedule constitutes a Schedule for the Equipment on the attached invoices.

1.   FOR PERIOD BEGINNING:               AND ENDING:

2.   INITIAL TERM STARTS ON:             INITIAL TERM:
                                         (Number of Rent Intervals)

3.   TOTAL SUMMARY EQUIPMENT COST:

4.   LEASE RATE FACTOR:

5.   RENT:

6.   ACCEPTANCE DOC TYPE:

                          EQUIPMENT SCHEDULE VL-2
                       DATED AS OF SEPTEMBER 9, 1998
                         TO MASTER LEASE AGREEMENT
             DATED AS OF SEPTEMBER 9, 1998 (THE "MASTER LEASE")



LESSEE:   INTRAWARE, INC.                      LESSOR:   COMDISCO, INC.

Admin. Contact/Phone No.:                      Address for all Notices:
-------------------------                      ------------------------
Name: Don Freed                                6111 North River Road
Phone: (925) 253-4545                          Rosemont, Illinois 60018
Fax: (925) 253-4599                            Attn.: Venture Group


Address for Notices:
--------------------
25 Orinda Way
Orinda, CA 94563


Central Billing Location:                     Rent Interval: Monthly
-------------------------                     --------------
same as above


Attn.:


Lessee Reference No.:______________
      (24 digits maximum)


Location of Equipment:                        Initial Term:         48 months
----------------------                        -------------
VARIOUS                                       (Number of Rent Intervals)

                                              Lease Rate Factor:    2.381%
                                              ------------------
Attn.:

EQUIPMENT (as defined below):                 Advance:              $11,905.00
                                              --------




Software and tenant improvements specifically approved by Lessor, which shall be delivered to and accepted by Lessee during the period September 9, 1998 through March 9, 2000 ("Equipment Delivery Period") for which Lessor receives vendor invoices approved for payment, up to an aggregate purchase price of $500,000.00 ("Commitment Amount"); excluding custom use equipment, installation costs and delivery costs, rolling stock, special tooling, hand held items, molds and fungible items.

1.   EQUIPMENT PURCHASE

     This Schedule contemplates Lessor's acquisition of Equipment for lease to Lessee, either by one of the first three categories listed below or by providing Lessee with Equipment from the fourth category, in an aggregate value up to the Commitment Amount referred to on the face of this Schedule. If the Equipment acquired is of category (i), (ii), (iii) below, the effectiveness of this Schedule as it relates to those items of Equipment is contingent upon Lessee's acknowledgment at the time Lessor acquires the Equipment that Lessee has either received or approved the relevant purchase documentation between vendor and Lessor for that Equipment.

     (i) NEW ON-ORDER EQUIPMENT. Lessor will purchase new Equipment which is obtained from a vendor by Lessee for its use subject to Lessor's prior approval of the Equipment.

    (ii) SALE-LEASEBACK EQUIPMENT. Any in-place Equipment installed at Lessee's site and to which Lessee has clear title and ownership may be considered by Lessor for inclusion under this Lease (the "Sale-Leaseback Transaction"). Any request for a Sale-Leaseback Transaction must be submitted to Lessor in writing (along with accompanying evidence of Lessee's Equipment ownership satisfactory to Lessor for all Equipment submitted) no later than October 9, 1998 *. Lessor will not perform a Sale-Leaseback Transaction for any request or accompanying Equipment ownership documents which arrive after the date marked above by an asterisk (*). Further, any sale-leaseback Equipment will be placed on lease subject to:
            (1) Lessor prior approval of the Equipment; and (2) if approved, at Lessor's actual net appraised Equipment value pursuant to the schedule below:


            ORIGINAL EQUIPMENT INVOICE     PERCENT OF ORIGINAL MANUFACTURER'S
                       DATE                 NET EQUIPMENT COST PAID BY LESSOR
                  --------------          -------------------------------------
            Between 6/11/98 and 9/9/98                    100%
            Between 4/11/98 and 6/10/98                    80%
            Between 1/9/98 and 4/10/98                     70%


Lessee represents that it has paid all California sales tax due on the cost of that portion of Equipment to be installed in California and agrees to provide evidence of such payment to Lessor, if specifically requested. As a result of the election, Lessor agrees that it will not invoice Lessee for use tax on the monthly rental rate. Lessee understands that this is an irrevocable election to measure the tax by the Equipment cost and cannot be changed except prior to installation of the Equipment.

   (iii) USED ON-ORDER EQUIPMENT. Lessor will purchase used Equipment which is obtained from a third party by Lessee for its use subject to Lessor's prior approval of the Equipment and at Lessor's appraised value for such used Equipment.

    (iv) 800 NUMBER EQUIPMENT. Upon Lessee's use of Comdisco's 1-800 Direct Service, Lessor will purchase new or used Equipment from a third party or Lessor will supply new or used Equipment from its inventory for use by Lessee at rates provided by Lessor.

2.   COMMENCEMENT DATE

     The Commencement Date for each item of new on-order or used on-order Equipment will be the install date as confirmed in writing by Lessee as set forth on the vendor invoice of which a facsimile transmission will constitute an original document. The Commencement Date for sale-leaseback Equipment shall be the date Lessor tenders the purchase price. The Commencement Date for 800 Number Equipment shall be fifteen (15) days from the ship date, such ship date to be set forth on the vendor invoice or if unavailable on the vendor invoice the ship date will be determined by Lessor upon other supporting shipping documentation Lessor will summarize all approved invoices, purchase documentation and evidence of delivery, as applicable, received in the same calendar month into a Summary Equipment Schedule in the form attached to this Schedule as Exhibit 1, and the Initial Term will begin the first day of the calendar month thereafter. Each Summary Equipment Schedule will contain the Equipment location description, serial number(s) and cost and will incorporate the terms and conditions of the Master Lease and this Schedule and will constitute a separate lease.

3.   MISCELLANEOUS

     In consideration of Lessor financing software and tenant improvements hereunder, Lessee agrees in addition to its last Monthly Rent Payment to remit to Lessor an amount equal to 12.5% of Lessor's aggregate cost of software and tenant improvements provided hereunder.

4.     SPECIAL TERMS

       The terms and conditions of the Lease as they pertain to this Schedule are hereby modified and amended as follows:

       (a)    SECTION 9. DELIVERY AND RETURN OF EQUIPMENT

       Delete second, third and fourth sentences in their entirety.

Master Lease: This Schedule is issued pursuant to the Lease identified on page 1 of this Schedule. All of the terms and conditions of the Lease are incorporated in and made a part of this Schedule as if they were expressly set forth in this Schedule. The parties hereby reaffirm all of the terms and conditions of the Lease (including, without limitation, the representations and warranties set forth in Section 8) except as modified herein by this Schedule. This Schedule may not be amended or rescinded except by a writing signed by both parties.

       INTRAWARE, INC.                         COMDISCO, INC.
       AS LESSEE                               AS LESSOR



       By: /s/ Donald M. Freed                 By: /s/ James P. Labe
          ----------------------------            ----------------------------
                                                           JAMES P. LABE
       Title: EVP/CFO                          Title:        PRESIDENT
             -------------------------               -------------------------
                                                    COMDISCO VENTURES DIVISION
       Date: 9/10/98                           Date:        SEP 11 1998
            --------------------------              --------------------------

                                   EXHIBIT 1

                           SUMMARY EQUIPMENT SCHEDULE


       This Summary Equipment Schedule dated XXXX is executed pursuant to Equipment Schedule No. X to the Master Lease Agreement dated XXXX between Comdisco, Inc. ("Lessor") and XXXX ("Lessee"). All of the terms, conditions, representations and warranties of the Master Lease Agreement and Equipment Schedule No. X are incorporated herein and made a part hereof, and this Summary Equipment Schedule constitutes a Schedule for the Equipment on the attached invoices.


1.     FOR PERIOD BEGINNING:                          AND ENDING:



2.     INITIAL TERM STARTS ON:                        INITIAL TERM:
                                                      (Number of Rent Intervals)


3.     TOTAL SUMMARY EQUIPMENT COST:



4.     LEASE RATE FACTOR:



5.     RENT:



6.     ACCEPTANCE DOC TYPE:
